UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-4546

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 11, 2017, Zena Energy L.L.C. (“Zena”), an Oklahoma limited liability company which is an indirect, wholly owned subsidiary of LSB Industries, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with BKV Chelsea, LLC, a Delaware limited liability company (the “Purchaser”). Under the terms of the Purchase and Sale Agreement, Zena agreed to sell to the Purchaser substantially all of its assets, including Zena’s right, title, and interest in all of its oil and natural gas properties (the “Properties”) located in Wyoming County, Pennsylvania for a purchase price of $16,250,000, subject to customary adjustments to reflect the operation of the Properties prior to Closing.

On June 26, 2017, Zena completed the sale of the Properties to the Purchaser for $16,270,193.76 net of closing adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2017

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name: Mark T. Behrman
Title: Executive Vice President and Chief Financial Officer